Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Shanghai WWT IOT Technology Co. Ltd.

We have audited the accompanying balance sheets of Shanghai WWT IOT Technology Co. Ltd. (“the Company”) as of December 31, 2013 and 2012, and the related statements of operations and other comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the two years then ended December 31, 2013 and 2012. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanghai WWT IOT Technology Co. Ltd. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

City of Industry, California

January 23, 2015

Shanghai WWT IOT Technology Co. Ltd

Balance Sheets

December 31,	2013	2012

ASSETS

Current Assets:
Cash and cash equivalents	$103,654	$88,754
Notes Receivable	3,273	-
Accounts receivable	255,226	166,923
Other receivable	90,517	30,532
Costs in excess of billings on uncompleted contracts (“CIE”)	123,793	27,723
Inventories	753,594	354,448
Deferred assets-current	12,329	12,925
Prepaid expenses	37,670	45,858

Total current assets	1,380,056	727,163

Property and equipment, net	189,562	208,407
Intangible assets	8,393	-
Claims and accounts receivable	53,357	4,298
Other assets	6,896	16,925

Total assets	$1,638,264	$956,793

LIABILITIES AND STOCKHOLDERS’ DEFICT

Current Liabilities:
Accounts payable	$369,955	$79,381
Billings in excess of costs on uncompleted contracts (“BIE”)	355,945	135,879
Accrued expenses and other current liabilities	207,393	117,321

Total current liabilities	933,293	332,581

Loan from related parties	1,670,205	560,541
Total liabilities	2,603,498	893,122

Stockholders’ Equity (Deficit):
Paid in capital	1,576,568	1,091,954
Accumulated deficit	(2,539,314)	(1,037,148)
Accumulated other comprehensive income (loss)	(2,488)	8,865

Total stockholders’ equity (deficit)	(965,234)	63,671

Total liabilities and stockholders’ equity (deficit)	$1,638,264	$956,793

See accompanying notes to financial statements.

Shanghai WWT IOT Technology Co. Ltd

Statements of Operations and Other Comprehensive Loss

Years ended December 31,	2013	2012

Net revenue	$419,928	$596,796

Cost of revenue	435,395	285,599

Gross profit	(15,467)	311,197

Operating expenses
General and administrative	624,692	332,888
Sales and marketing	570,603	305,494
Research and development	292,700	305,539

Total operating expenses	1,487,995	943,921

Income (Loss) from operations	(1,503,462)	(632,724)

Other (income) expense
Interest income	(404)	(431)
Other income, net	(892)	(286)

Total other (income) loss, net	(1,296)	(717)

Income before provision for income taxes	(1,502,166)	(632,007)
Provision for income taxes	-	(413)

Net loss	$(1,502,166)	$(631,594)

Other comprehensive loss, net of tax:
Cumulative translation adjustments (“CTA”)	(11,353)	8,865
Total other comprehensive loss, net of tax	$(1,513,519)	$(622,729)

See accompanying notes to financial statements.

Shanghai WWT IOT Technology Co. Ltd

Statements of Stockholders’ Equity (Deficit)

			Accumulated
	Paid-In	Accumulated	other comprehensive	Total
	Capital	deficit	income (loss)	Equity

Balance, December 31, 2011	$774,665	$(405,554)	$	$369,111

Increase of capital	317,289			317,289

Translation adjustment			8,865	8,865

Net loss		(631,594)		(631,594)

Balance, December 31, 2012	1,091,954	(1,037,148)	8,865	63,671

Increase of capital	484,614			484,614

Translation adjustment			(11,353)	(11,353)

Net loss		(1,502,166)		(1,502,166)

Balance, December 31, 2013	1,576,568	(2,539,314)	(2,488)	(965,234)

See accompanying notes to financial statements.

Shanghai WWT IOT Technology Co. Ltd.

Statements of Cash Flows

Years ended December 31,	2013	2012
Cash flows from operating activities:
Net income (loss)	$(1,502,166)	$(631,594)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	55,158	29,873
Changes in assets and liabilities:
Notes receivable	(3,231)	-
Accounts receivable	(82,018)	136,149
Other receivables	(58,268)	119
Costs in excess of billings on uncompleted contracts	(93,972)	18,125
Inventories	(383,063)	(233,270)
Deferred expenses	986	(12,920)
Prepaid expenses	9,494	(18,627)
Claims and accounts receivable	(48,292)	(4,296)
Other assets	10,421	(16,919)
Accounts payable	284,369	9,511
Billings in excess of costs on uncompleted contracts	213,032	(130,890)
Accrued expenses	85,292	75,898

Net cash used in operating activities	(1,512,258)	(778,841)

Cash flows from investing activities:
Purchases of property, plant and equipment	(30,137)	(168,666)
Purchases of intangible asset	(8,284)	-
Net cash used in investing activities	(38,421)	(168,666)

Cash flows from financing activities:
Paid in capital	484,614	317,289
Proceeds from related party	1,078,039	560,336

Net cash provided by financing activities	1,562,653	877,625

Effect of exchange rate changes on cash and cash equivalents	2,926	1,253
Net increase (decrease) in cash	11,974	(69,882)
Cash and cash equivalents - beginning of year	88,754	157,383

Cash and cash equivalents - end of year	$103,654	$88,754

Supplemental disclosure of cash flows information
Cash paid during the year for:
Income taxes	$-	$-
Interest	$-	$-

See accompanying notes to consolidated financial statements.

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

1.	NATURE OF OPERATIONS

Shanghai WWT IOT technology Co., Ltd. (referred to herein as “WWT”, “the Company”, “we”, “us” or “our”) was formed on July 12, 2011 in Shanghai China. The Company is a new high-tech enterprise, and was established by a group of domestic and foreign technical experts. WWT is a leading Internet of Things (IOT) technology provider in China. The Company has been engaged in sensor networks based on wireless technology, researched and formulated solutions, developed the products, and provided engineer services. Our major industrial market segments include: 1) mining — ramp-to-ramp automatic traffic coordination in demanding physical environments; 2) correctional facilities — full-coverage precision location identification and security surveillance for individuals among crowds; 3) nursing homes — remotely monitored nursing services supported by real time data via embedded or wrist sensors.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas requiring significant estimates and assumptions by our management include the following:

●	provisions for uncollectible receivables due to client claims within the warranty periods

●	provisions for income taxes and related valuation allowances and tax uncertainties

●	recoverability of other intangibles and long-lived assets and related estimated lives

●	accruals for estimated liabilities

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition, when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is reasonably assured and delivery of products has occurred or services have been rendered.

Revenue is reported on the completed contract method since majority of the contract usually completed within one year. Revenue is generated predominantly from the sales of various types of equipment and providing engineering services for mining companies, correctional facilities and nursing homes. Each contract includes these two portions of revenue. Generally, revenue from the contract to provide equipment and engineering services is recognized when the contract is substantial completed.

When the current estimate of total contract costs exceeds the current estimate of total contract revenues, a provision for the entire loss on the entire contract is made. Losses are recognized in the period in which they become evident under the completed-contract method. The loss will be presented as a separately captioned current liability on the statement of financial position.

Cost of Sales

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Indirect costs, included in cost of revenues, include charges for such items as facilities, engineering, project management, and quality control.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs include travel, payroll, and other general expenses specific to research and development activities.

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

General and administrative expenses

Our general and administrative expenses represent corporate overhead expenses that are not associated with the execution of the contracts. General and administrative expenses include charges for such items as executive management, corporate business development, information technology, finance and corporate accounting, human resources and various other corporate functions.

Cash and Equivalents

We consider highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount based on contracted prices. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. Accounts receivable are carried at original invoice amount less the allowance for doubtful accounts based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts based on a combination of write-off history, aging analysis, and any specific known troubled accounts.

Inventories

Our inventories primarily consist of wireless components and finished goods, and are stated at lower-of-cost-or-market value. Cost is determined by using the first-in, first-out method. The Company periodically reviews the market price to write down the inventory cost. The Company recorded $0 of inventory valuation reserve for obsolescence and LCM inventory adjustments for the years ended December 31, 2013 and 2012.

Costs in Excess of Billings on Uncompleted Contracts, Including Claims, and Advanced Billings and Billings in Excess of Costs on Uncompleted Contracts

Costs in excess of billings on uncompleted contracts represent the excess of contract costs using the completed contract method over billings to date on certain contracts. Billings in excess of costs on uncompleted contracts represents the excess of billings to date over the amount of contract costs recognized to date using the completed contract method on certain contracts. Since most of our contracts usually are completed within one year, we use completed contract method.

Property and Equipment

Property and equipment are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in income and expense when realized. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

Machinery and equipment	5 years
Electronic equipment	5 years
Furniture and others	5 years

Leasehold improvements are amortized over the lesser of the useful lives of the improvements or the related lease term, which is estimated three years.

Intangible Assets

Intangible assets primarily include the costs of Altium Designer Custom Board Implementation software technology license. License cost is amortized on a straight-line basis over the estimated useful lives of the asset, which is estimated three years.

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

Fair Value of Financial Instruments

The Company is required to disclose the estimated fair value of certain assets and liabilities in accordance with ASC-825-10, “Financial Instruments”. As of December 31, 2013 and 2012, the Company believes that the carrying value of cash and cash equivalents, restricted cash, investments, accounts receivable, accounts payable, accrued expenses, and convertible debentures approximate fair value due to the short maturity of theses financial instruments and are based on quoted price in active markets (inputs based on quoted market prices for identical assets or liabilities in active markets at the measurement date).

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount.

As of December 31, 2013 and 2012, we were not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Income Taxes

The Company accounts for income taxes under ASC topic 740, Income Taxes, ASC topic 740 defines an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC topic 740 further requires that a tax position must be more likely than not to be sustained before being recognized in the financial statements, as well as the accrual of interest and penalties as applicable on unrecognized tax positions.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

Valuation allowance are recorded when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income taxes.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

Contracts with clients usually contain standard provisions allowing the client to curtail or terminate contracts for convenience. Upon such a termination, we are generally entitled to recover costs incurred, settlement expenses and profit on work completed prior to termination.

The Company maintains its cash with banks in the PRC. Cash accounts are not insured or otherwise protected. Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believe is not exposed to any significant risks on its cash in bank accounts.

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

Significant Customers

Significant customers of which represented 10% or more of the total revenue of the Company are as follows:

		2013
No.	Customers	Revenue	Accounts Receivable
1	Customer A	$195,827	$-
2	Customer B	128,183	103,332
		$324,010	$103,332

		2012
No.	Customers	Revenue	Accounts Receivable
1	Customer C	$327,714	$98,967
2	Customer A	169,836	-
		$497,550	$98,967

Comprehensive Income (Loss)

The Company follows ASC 220, “Comprehensive Income” to recognize the elements of comprehensive income. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income (loss) for the years ended December 31, 2013 and 2012 included net income (loss) and income (loss) from foreign currency translation adjustments.

Translation Adjustment

The Company’s financial statements are presented in the U.S. dollar ($), which is the Company’s reporting currency, while its functional currency is Renminbi (RMB). Transactions in foreign currencies are initially recorded at the functional currency rate prevailing at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange prevailing at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of operations.

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

In accordance with ASC 830, Foreign Currency Matters, the Company translates the assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from RMB into U.S. dollar are recorded in stockholders’ equity as part of accumulated other comprehensive income. The exchange rates used for financial statements in accordance with ASC 830, Foreign Currency Matters, are as follows:

December 31, 2013	Average Rate for the year		Exchange Rate at year end
RMB (¥)	RMB	6.1905	RMB	6.1104
United States dollar ($)		$1.0000		$1.0000

December 31, 2012	Average Rate for the year		Exchange Rate at year end
RMB (¥)	RMB	6.3034	RMB	6.3011
United States dollar ($)		$1.0000		$1.0000

3.	RECENT ACCOUNTING PRONOUNCEMENTS

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

4.	ACCOUNTS RECEIVABLE

As of December 31, 2013 and 2012, accounts receivable was $255,226 and $166,923, respectively.

The primary accounts receivables by customers are as follows:

	December 31, 2013			December 31, 2012
Customers	Trade	Retainage	Total	Trade	Retainage	Total
Customer B	$88,334	$14,998	$103,332	$-	$-	$-
Customer C	33,648	-	33,648	98,967	-	98,967
Customer D	4,432	-	4,432	8,595	4,298	12,893
Customer E	40,914	9,064	49,978	-	-	-
Customer F	49,915	18,820	68,735	-	-	-
Customer G	2,468	-	2,468	-	-	-
Customer H	2,332	-	2,332	18,092	-	18,092
Customer I	23,403	-	23,403	36,978	-	36,978
Customer J	4,425	-	4,425	4,291	-	4,291
Customer K	5,355	10,475	15,829	-	-	-
	255,226	53,357	308,582	166,923	4,298	171,221

As of December 31, 2013 and 2012, the noncurrent portion of retainage receivable included in “Claims and accounts receivable” on our balance sheets was $53,357 and $4,298, respectively. The retainage primarily related to 5-10% retainers as warranty deposits for repairing and maintenance within one to two years starting from the date of the completion of the contract.

5.	COSTS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS AND BILLINGS IN EXCESS OF COSTS ON UNCOMPLETED CONTRACTS

Our CIE balance as of December 31, 2013 and 2012 was $123,793 and $27,723, respectively. Our BIE balance as of December 31, 2013 and 2012 was $355,945 and $135,879, respectively.

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

Our primary CIE and BIE balances by customers and projects as of December 31, 2013 are as follows:

		December 31, 2013
Customer/Project Owner	Contract / Project Name	Accumulated Cost	Accumulated Billings	Costs and Estimated Earnings in Excess of Billings	Billings in Excess of Costs and Estimated Earnings

Customer B	Infrastructure and production docking main ramp signal system upgrading	$30,320	$-	$30,320	$-
Customer C	Shandong new city gold mine project	1,870	8,322	-	6,452
Customer F	The safety construction of “six” system	268,519	321,716	-	53,197
Customer G	Karamay black oil mountain park, elderly community personnel management	149,909	257,977	-	108,068
Customer I	Light card prjoect	9,489	32,592	-	23,103
Customer J	Xinhui gold mine communication and emergency broadcasting system	56,102	69,938	-	13,836
Customer L	Benxi han wang “three” system	8,707	79,310	-	70,603
Customer M	Chongming island project	1,914	-	1,914	-
Customer N	Chongqing green bar aged care center wireless positioning and movement monitoring system	58,796	48,677	10,119	-
Customer O	Community entrance guard security system phase I	2,017	2,777	-	760
Customer P	Henan north prison project	4,678	-	4,678	-
Customer Q	Wenzhou oufei engineering neon lantau quarry comprehensive monitoring system	274,629	333,366	-	58,737
Customer R	Various projects	21,905	8,433	13,472	-
Customer S	The infinite mountain project and The hetaoping project	152,182	173,371	-	21,189
Customer S	Ma an mountain gypsum mine project	4,050	3,056	994	-
Customer T	Zhejiang South Lake Prison project	62,296	-	62,296	-
		$1,107,383	$1,339,536	$123,793	$355,945

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

Our primary CIE and BIE balances by customers and projects as of December 31, 2012 are as follows:

		December 31, 2012
Customer/Project Owner	Contract / Project Name	Accumulated Cost	Accumulated Billings	Costs and Estimated Earnings in Excess of Billings	Billings in Excess of Costs and Estimated Earnings
Customer B	Infrastructure and production docking main ramp signal system upgrading	$3,489	$-	$3,489	$-
Customer C	Shandong new city gold mine project	8,360	-	8,360	-
Customer I	Light card project	-	31,605	-	31,605
Customer J	Xinhui gold mine communication and emergency broadcasting system	55,807	67,820	-	12,013
Customer N	Chongqing green bar aged care center wireless positioning and movement monitoring system	57,017	47,204	9,813	-
Customer O	Community entrance guard security system phase I	1,933	2,693	-	760
Customer Q	Wenzhou oufei engineering neon lantau quarry comprehensive monitoring system	24,994	54,258	-	29,264
Customer R	Various contracts	13,298	8,177	5,121	-
Customer S	The infinite mountain project and The hetaoping project	60,144	113,580	-	53,436
Customer S	Ma an mountain gypsum mine project	3,904	2,964	940	-
Customer U	Shandong gold mine underground traffic signal system	16	8,817	-	8,801
		$228,962	$337,118	$27,723	$135,879

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

6.	INVENTORIES

Inventories consisted of the following:

December 31,	2013	2012
Raw materials	$322,241	$216,552
Work-in-progress	41,435	30,161
Finished goods	389,918	107,735

Total inventories	$753,594	$354,448

7.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2013	2012
Machinery and equipment	$131,785	$117,430
Electronic Equipment	64,233	43,143
Others	40,821	39,491
Leaseholder improvements	41,916	40,647

Total property and equipment	278,755	240,711
Less - accumulated depreciation	(89,193)	(32,304)

Total property and equipment, net	$189,562	$208,407

Depreciation expense for the year ended December 31, 2013 and 2012 was $55,158 and $29,873.

8.	LOAN FROM RELATED PARTIES

Loan from related parties primarily consisted of the following:

December 31,	2013	2012
Fan, Guangsong	$1,669,285	$555,459
Others	920	5,082
	$1,670,205	$560,541

Fan, Guangsong is the Company’s former board of director. The borrowings are non-interest bearing and payable on demand. They were used for general working capital needs.

9.	COMPREHENSIVE INCOME

Total comprehensive loss includes, in addition to net income, changes in equity that are excluded from the statement of income and are recorded directly into a separate section of stockholders’ equity on the consolidated balance sheet.

Comprehensive income and its components consist of the following:

Years ended December 31,	2013	2012
Net loss	$(1,502,166)	$(631,594)
Cumulative translation adjustments (“CTA”)	(11,353)	8,865
Comprehensive loss	$(1,513,519)	$(622,729)

Shanghai WWT IOT Technology Co. Ltd.

Notes to Financial Statements

10.	INCOME TAXES

The Company is incorporated in the PRC and is subject to PRC’s Unified Enterprise Income Tax Law (“EIT”). For the years ended December 31, 2013 and 2012, the Company recorded income tax expense of $0.

11.	COMMITMENTS

We entered into multiple operating leases for our office, warehouse facilities, and corporation apartments in Shanghai China. Our total rent paid for the year ended December 31, 2013 and 2012 were $131,715 and $95,000, respectively.

The following is a schedule of total non-cancellable future approximate minimum lease payments required under the operating leases.

Years ending December 31,	Amount

2014	$124,805
2015	127,731
2016	127,508
2017	95,377
2018	26,144

Total	501,565

12.	SUBSEQUENT EVENTS

On October 24, 2014, due to financial hardship, the Company entered into a debt restructure agreement with Guangsong Fan, Zhengzhou Chen and Yaqiong Zhang. Guangsong Fan is the former director of the Company, and Zhengzhou Chen and Yaqiong Zhang are Mr. Fan’s friends, and they auhthorized Mr. Fan to handle the debt restructure on behalf of them. Based on the agreement, the Company will be forgiven total loan of RMB 10,800,000, which is approximately USD 1.8M.

On October 30, 2014, the Company’s shareholders entered into an agreement with Teletronics (Beijing) Science & Technology Co., Ltd. to transfer 100% interest owned in the Company to Teletronics (Beijing) Science & Technology Co., Ltd. As result of the transaction, Teletronics (Beijing) would acquire 100% ownership of Shanghai WWT IOT Technology Co., Ltd. as its 100% wholly owned subsidiary.

The Company has evaluated all other subsequent events through the date these consolidated financial statements were issued, and determined that there were no other subsequent events or transactions that require recognition or disclosures in the financial statements.